UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 14, 2009

Safeguard Scientifics, Inc.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5620	23-1609753
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
435 Devon Park Drive, Building 800, Wayne, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	610-293-0600

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02     Termination of a Material Definitive Agreement

On May 14, 2009, the second closing occurred under that certain Stock Purchase Agreement between Clarient, Inc. (“Clarient”) and Oak Investment Partners XII, Limited Partnership, a Delaware limited partnership.  A portion of the net proceeds of the second closing was used by Clarient to repay to Safeguard the remaining balance outstanding under that certain Second Amended and Restated Senior Subordinated Revolving Credit Agreement, dated February 27, 2009, as amended, by and between Clarient and Safeguard Delaware, Inc. (the “Safeguard Loan Agreement”).  Upon such repayment, the Safeguard Loan Agreement was terminated.  A copy of Safeguard’s press release relating to such matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01     Financial Statements and Exhibits

(d)	Exhibits

	99.1	Press released dated May 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated:	May 18, 2009	By:	BRIAN J. SISKO
Brian J. Sisko
Senior Vice President and General Counsel